UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a‑12

TENAYA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Tenaya Therapeutics inc Your vote matters Tenaya Therapeutics, Inc. Annual Meeting of Stockholders Wednesday, May 27, 2026 8:00 AM, Pacific Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/TNYA for more details. You must register to attend the meeting online and/or participate at www.proxydocs.com/TNYA For a convenient way to view proxy materials, VOTE, and obtain directions to attend the meeting, go to www.proxydocs.com/TNYA To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year's meeting, you must make this request on or before May 17, 2026. Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report or Form 10-K Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held On May 27, 2026 for Stockholders of record as of April 1, 2026 To order paper materials, use one of the following methods. Internet: www.investorelections.com/TNYA Call: 1-866-648-8133 Email: paper@investorelections.com* If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. SEE REVERSE FOR FULL AGENDA Copyright © 2026 Beta NXT, Inc. or its affiliates. All Rights Reserved

Tenaya Therapeutics, Inc. Annual Meeting of Stockholders Tenaya Therapeutics PROPOSAL 1. To elect three Class II directors to hold office until our 2029 annual meeting of stockholders and until their respective successors are elected and qualified. 1.01 Amy Burroughs, M.B.A. 1.02 Karah Parschauer, J.D. 1.03 Catherine Stehman-Breen, M.D. 2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2026. 3. To amend and restate our 2021 Equity Incentive Plan to, among other things, increase the number of shares of our common stock reserved for issuance by approximately 3% of our outstanding shares and remove the annual limit of 4 million shares from the “evergreen” provision. NOTE: In their discretion, the Named Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjustment or postponements thereof.